Exhibit 10.52
This instrument was prepared by
and when recorded return to:
Edmund S. Pittman, Esq.
McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219
Tax Parcel Nos. 51-83A1 and 51-83A2
Space above this line
for Recorder’s use

Lease Supplement,
Memorandum of Lease Agreement and Remedies
dated as of February 15, 2007
among
Culpeper Lessor 2007-1 LLC,
a Delaware limited liability company,
as the Lessor;
NAP of the Capital Region, LLC,
a Florida limited liability company,
as the Lessee;
and
James W. DeBoer,
as the Trustee

Lease Supplement,
Memorandum of Lease Agreement and Remedies
     This Lease Supplement, Memorandum of Lease Agreement and Remedies (this “Lease Supplement”), dated as of February 15, 2007, is made by and among Culpeper Lessor 2007-1 LLC, a Delaware limited liability company, with an address of Eleven Madison Avenue, New York, New York 10010 (as the “Lessor”, the Lessor being referred to as a “Grantor” and a “Grantee” for indexing purposes); NAP of the Capital Region, LLC, a Florida limited liability company, with an address of c/o Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133, (hereinafter referred to as the “Lessee”, the Lessee being referred to as a “Grantor” and a “Grantee” for indexing purposes); and James W. DeBoer, with an address of c/o First American Title Insurance Company, 1051 East Cary Street, Suite 1111, Richmond, Virginia 23219, as Trustee pursuant to Section 6 hereof (the “Trustee”, the Trustee being referred to as a “Grantee” for indexing purposes).
R e c i t a l s
     A. The Lessor and the Lessee have entered into a Lease Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”), pursuant to which the Lessor leases to the Lessee, and the Lessee leases from the Lessor, (i) the land more particularly described on Schedule I hereto (the “Land”), (ii) the Improvements (as hereinafter defined) and (iii) the Appurtenances (as hereinafter defined). The Land, the Improvements and the Appurtenances being hereinafter referred to collectively as the “Leased Property”.
     B. The Lessor and the Lessee desire to enter into this Lease Supplement for the purpose of providing record notice of the existence of the Lease and the Lessee’s interest in the Leased Property created thereby and for the other purposes set forth herein.
     Now, Therefore, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Definitions: Interpretation. (a) For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in Appendix I to the Participation Agreement, Lease Agreement and other Operative Documents. The rules of interpretation set forth in such Appendix I shall also apply hereto. Copies of the Participation Agreement, the Lease and the other Operative Documents are on file at the office of the Lessor.
               (b) As used herein, the following terms shall have the meanings set forth below:

Lease Supplement,
Memorandum of Lease and Remedies
     “Appurtenances” shall mean (i) all agreements, easements, rights-of-way or use, rights of ingress and/or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land, and/or the Improvements or any part thereof, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and/or the Improvements and (ii) all permits, licenses and rights, whether or not of record, pertaining or appurtenant to the Land and/or the Improvements.
     “Improvements” shall mean any and all buildings, structures and improvements hereafter erected on the Land by the Lessee in connection with the making of any Alterations by the Lessee, together with all fixtures, fittings, apparatus, furnishings and equipment constituting a part thereof or incorporated therein, including, without limitation, all heating, electrical, lighting, power, plumbing, air conditioning and ventilation equipment and all replacements of and substitutions for any of the foregoing, but excluding the Lessee’s Personal Property.
     “Lessee’s Personal Property” shall mean all furniture, trade fixtures and equipment which is located on or about the Leased Property and which is either owned by the Lessee or leased by the Lessee from Persons other than the Lessor.
          Section 2. The Leased Property. Subject to the terms and provisions of the Lease, the Lessor has demised and leased the Leased Property to the Lessee, and the Lessee has hired and let the Leased Property from the Lessor, for the term of the Lease described in Section 3(a) below.
          Section 3. Lease Term; Purchase Option, Etc. (a) The Leased Property is leased for a term (the “Lease Term”) commencing on the date of recordation of this Lease Supplement (the “Lease Commencement Date”) and terminating on June 30, 2009 (the “Lease Termination Date”), unless the Lease Term is earlier terminated in accordance with the terms of the Lease. Thereafter, the Lessee has no right under the Lease to renew or extend the Lease Term.
               (b) The Lease contains certain mandatory and optional purchase rights and options during the Lease Term pursuant to which the Lessee may acquire the Leased Property, all as more fully set forth in the Lease.
               (c) In addition to those terms referred to herein, the Lease contains numerous other terms, covenants and conditions which affect the Leased Property, and notice is hereby given that reference should be had to the Lease with respect to the details of such terms, covenants and conditions.

Lease Supplement,
Memorandum of Lease and Remedies
          Section 4. Ownership of the Leased Property. Lessor and Lessee intend that for all purposes, including federal and all state and local income tax purposes, state property tax, transfer tax and commercial law and bankruptcy purposes, (A) the Lease will be treated as a financing arrangement, (B) the Lessor will be deemed to be making a loan to the Lessee in an aggregate amount equal to the Lease Balance, which loan is secured by the Leased Property, and (C) the Lessee will be treated as the owner of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of properties like the Leased Property for such tax purposes. Notwithstanding the foregoing, the Lessee acknowledges and agrees that the Lessor has not made any representation or warranty to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. The parties hereto will not take any position inconsistent with the intentions expressed herein. The parties acknowledge and agree that the characterization of the transaction and Lessee’s obligations as provided in this Section 4 shall not diminish the Lessee’s express rights under the Lease and the other Operative Documents, including, without limitation, the Lessee’s right to purchase the Leased Property.
          Section 5. Grant of Lien and Security Interest; Assignment of Rents. The Lessor and the Lessee intend that for commercial law and bankruptcy law purposes (including the substantive law upon which bankruptcy proceedings are based) (i) the Lease, as supplemented by this Lease Supplement, shall be treated as the repayment by the Lessee of a loan from the Lessor in the principal amount of the Lease Balance, (ii) all payments of Rent and the Lease Balance shall be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively, (iii) the Lessee shall be treated as entitled to all benefits of ownership of the Leased Property or any part thereof, and (iv) the Lease, as supplemented by this Lease Supplement, shall be treated as a deed of trust and security agreement as set forth below for the benefit of the Lessor, as secured party. To effect the foregoing provisions of this Section 5:
               (a) Subject to the terms and conditions of the Lease, as supplemented by this Lease Supplement (including, without limitation, the Lessee’s rights hereunder and thereunder so long as no Event of Default has occurred and is continuing), the Lessee does hereby grant, bargain, sell, convey, assign, transfer and set over to the Trustee, in trust, With Power Of Sale, to the extent permitted by Applicable Law: (i) all of the Lessee’s right, title and interest in the Leased Property; and (ii) all of the Lessee’s right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same in accordance with the terms of the Lease, which may be made as a result of a casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, all of the foregoing being referred to hereinafter as the “Security Property.”

Lease Supplement,
Memorandum of Lease and Remedies
     To Have And To Hold the foregoing rights, interest and properties and all rights, estates, powers and privileges appurtenant thereto, subject however to Permitted Liens unto the Trustee, its successors and assigns, In Trust forever, for the use and purposes herein expressed, but not otherwise.
               (b) Subject to the terms and conditions of the Lease, as supplemented by this Lease Supplement (including, without limitation, the Lessee’s rights hereunder and thereunder so long as no Event of Default has occurred and is continuing), the Lessee hereby grants to the Lessor a security interest in the Lessee’s interest in that portion of the Security Property (the “UCC Property”) subject to the Uniform Commercial Code of the State in which the Leased Property is located (the “UCC”). This Lease Supplement shall also be deemed to be a security agreement and shall support any financing statement showing the Lessor’s interest as a secured party with respect to any portion of the UCC Property described in such financing statement. The Lessee agrees, at its sole cost and expense, to execute, deliver and file from time to time such further instruments as may be requested by the Lessor to confirm and perfect the lien of the security interest in the collateral described in this Lease Supplement.
               (c) The Lessee hereby irrevocably assigns, conveys, transfers and sets over unto the Lessor (subject, however, to the Lease and the rights of the Lessee thereunder and hereunder), all and every part of the rents, issues and profits that may from time to time become due and payable on account of any and all subleases or other occupancy agreements now existing, or that may hereafter come into existence with respect to the Leased Property or any part thereof, including any guaranties of such subleases or other occupancy agreements. Upon request of the Lessor, the Lessee shall execute and cause to be recorded, at its expense, supplemental or additional assignments of any subleases or other occupancy agreements, of the Leased Property. Upon the occurrence and continuance of an Event of Default, the Lessor is hereby fully authorized and empowered in its discretion (in addition to all other powers and rights herein granted), and subject to the Lease and the rights of the Lessee thereunder and hereunder, to apply for and collect and receive all such rents, issues and profits and enforce such guaranty or guaranties, and all money so received under and by virtue of this assignment shall be held and applied as further security for the payment of the indebtedness secured hereby and to assure the performance by the Lessee of its covenants, agreements and obligations under the Lease.
          Section 6. Remedies. (a) If a court shall construe the transactions contemplated by the Lease as indebtedness secured by the Leased Property as provided in Section 5 above, upon the occurrence and continuance of an Event of Default:
     (i) The Trustee shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to

Lease Supplement,
Memorandum of Lease and Remedies
sell the Security Property at the time fixed by the Trustee and at the Leased Property or at such other place in the city or county in which the Leased Property is located, all as set forth in said notice of sale. The Security Property may be sold, either as a whole, or in separate lots or parcels and in such order as the Trustee may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, all in accordance with the applicable laws of the jurisdiction in which the Leased Property is located, it being acknowledged that a Power of Sale has been granted in this instrument, which, to the extent permitted by Applicable Law, allows the Trustee to sell the Security Property without going to court in a foreclosure action upon the occurrence and continuance of an Event of Default by the Lessee. The Trustee shall advertise the time, place and terms of sale at least one (1) time a week for three (3) consecutive weeks, in a newspaper having general circulation in the county or city where the Leased Property or any portion thereof lies. The power of sale granted above may be exercised at different times as to different portions of the Leased Property, and if for any reason any executory contract of sale shall not be performed, then new contracts may be made with respect to the same portion of the Leased Property (with or without other portions). If the Trustee deems it best for any reason to postpone or continue the sale at any time, or from time to time, it may do so, in which event the Trustee shall advertise the postponed sale in the same manner as the original advertisement of sale provided for above. Full power and authority is hereby expressly granted and conferred upon the Trustee to make, execute and deliver all necessary deeds of conveyance for the purpose of vesting, in the purchaser or purchasers all right, title and interest that Lessee had in and to the Leased Property, or the portion thereof so sold, and the recital therein shall be received in all courts of law and equity as prima facie evidence of the matters therein stated, and at such sale the Lessor may become a purchaser, and except as otherwise provided in Section 58.1-3340 of the Code of Virginia of 1950, as amended, no purchaser shall be required to see to the proper application of the purchase money. The proceeds of any such sale shall be distributed pursuant to Section 55-59.4 of the Code of Virginia of 1950, as amended. At any sale made pursuant to the terms hereof, the Trustee may require a cash deposit from the successful bidder of not more than ten percent (10%) of the final amount bid by the successful bidder. Unless otherwise specified herein, this paragraph shall be construed under and in accordance with and to incorporate by reference the terms of §§55-59 through 55-60 of the Code of Virginia of 1950, as amended, as its provisions are in force and in effect on the date hereof, with the following and further understandings as in such sections provided:
Exemptions Waived.
Renewal, Extension or Reinstatement Permitted.
Subject to all upon default.

Lease Supplement,
Memorandum of Lease and Remedies
     (ii) Subject to the terms and conditions hereof, of the Lease and the other Operative Documents, the Lessor, in lieu of exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Security Property, or for the enforcement of any other appropriate legal or equitable remedy.
               (b) Upon the occurrence and continuance of an Event of Default, the Lessor, in addition to and not in lieu of or in diminution of the rights and remedies provided above, shall have all of the rights and remedies of a secured party under the UCC, which rights and remedies may be exercised without application to any court to the extent permitted by the UCC.
               (c) Notwithstanding anything to the contrary contained herein or in any of the other Operative Documents, the Lessee may cure any Event of Default affecting or relating to the Leased Property by exercising its option to purchase the Leased Property as provided in Article XV of the Lease, and, in the event the Lessee purchases the Leased Property as provided in the Lease, the remedies set forth herein shall not be available to the Lessor with respect to such Event of Default.
          Section 7. Ratification. Except as expressly set forth herein, this Lease Supplement does not alter, amend, modify or change the Lease or the exhibits thereto. It is the intent of the parties that this Lease Supplement be in recordable form so as to give notice of and confirm the Lease and exhibits thereto to the same extent as if all of the provisions of the Lease and exhibits thereto were fully set forth herein. The Lease and exhibits thereto are incorporated by reference in this Lease Supplement and, except as expressly modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.
          Section 8. Original Lease Supplement. Notwithstanding anything to the contrary set forth in the Operative Documents, the single executed original of this Lease Supplement, marked “This Counterpart Is the Original Executed Counterpart” on the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the “Original Executed Counterpart”). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.
          Section 9. Governing Law. This Lease Supplement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of law principles, except to the extent required by the laws of the Commonwealth of Virginia, in which case, and to such extent, this Lease Supplement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Lease Supplement,
Memorandum of Lease and Remedies
          Section 10. Substitution of Trustees. The Trustee hereunder may act at any time upon designation by the Lessor. If the Lessor, in its sole and absolute discretion, shall desire for any reason whatsoever to have a substitute trustee or substitute trustees appointed, then the Lessor is hereby authorized and empowered to appoint, at any time and from time to time, by an instrument duly executed and acknowledged and filed for recordation wherever this Lease Supplement is recorded, a substitute trustee or substitute trustees, in the place and stead of one or more of those initially named herein or subsequently appointed by the Lessor, which trustee or trustees shall have all the rights, powers and authority and be charged with all the duties and responsibilities that are conferred to charged upon the Trustee initially named herein.
          Section 11. Maximum Interest Rate. No provision of this Lease Supplement or any transaction related thereto shall require the payment or permit the collection of interest or any other amount in excess of the maximum permitted by Applicable Law, and the provisions of Section 18.19 of the Lease shall govern all payments of interest or the collection of any other amounts.
          Section 12. Merger. If the fee simple title to the Land and the leasehold interest therein shall be held by the same party, the interest in the Land and the Improvements granted to the Trustee pursuant to the Lease and this Lease Supplement shall not terminate or be merged, and the Lease and this Lease Supplement shall remain in full force and effect.
          Section 13. Counterparts. This Lease Supplement may be executed in several counterparts, each of which shall be an original except as provided in Section 8, above, and all of which together shall constitute but one and the same instrument.

Lease Supplement,
Memorandum of Lease and Remedies
     In Witness Whereof, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

Lessor: Culpeper Lessor 2007-1 LLC, a Delaware limited liability company

By:	Credit Suisse Management LLC
Its:	Sole Member

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Vice President

Lessee: NAP of the Capital Region, LLC, a Florida limited liability company

By:	Terremark Worldwide, Inc.
Its:	Sole Member

By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer

State of __________________	)
	)	SS:
City /County of ____________	)
     The foregoing instrument was acknowledged before me this 15th day of February, 2007, by Damien Dwin as Vice President of Credit Suisse Management LLC, a ____________ limited liability company, acting in its capacity as the sole member of Culpeper Lessor 2007-1 LLC, a Delaware limited liability company, on behalf such entity.
     My commission expires: __________________

/s/ Phyllis Tannenbaum
Notary Public

     [Notarial Seal]

State of __________________	)
	)	SS:
City /County of ____________	)
     The foregoing instrument was acknowledged before me this 15th day of February, 2007, by Jose Segrera, as Chief Financial Officer of Terremark Worldwide, Inc., a Delaware corporation; Sole Member of NAP of the Capital Region, LLC, a Florida limited liability company, on behalf such entity.
     My commission expires: __________________

/s/ Maria D. Rodriguez
Notary Public

[Notarial Seal]

Schedule I
Legal Description of Land
Legal Description
PARCEL I:
ALL THAT CERTAIN LOT OR PARCEL OF LAND TOGETHER WITH ALL BUILDINGS AND IMPROVEMENTS THEREON AND PRIVILEGES AND APPURTENANCES THEREUNTO BELONGING, SITUATED, LYING AND BEING ON THE NORTH SIDE OF U.S. ROUTE 29 BY-PASS IN STEVENSBURG MAGISTERIAL DISTRICT, CULPEPER COUNTY, VIRGINIA, AND BY A SURVEY OF JOHN R. HUDSON, CLS, DATED SEPTEMBER 5, 1979, RECORDED IN DEED BOOK 291 AT PAGE 232, SAID LOT CONTAINS 10.0000 ACRES AND IS MORE FULLY DESCRIBED BY METES AND BOUNDS THEREON.
PARCEL II:
(a) ALL THAT CERTAIN LOT OR PARCEL OF LAND, TOGETHER WITH ALL BUILDINGS AND IMPROVEMENTS THEREON AND PRIVILEGES AND APPURTENANCES THEREUNTO BELONGING, SITUATED, LYING AND BEING ON THE NORTHWEST SIDE OF U.S. ROUTES 29-15 (BYPASS), LOCATED IN THE STEVENSBURG MAGISTERIAL DISTRICT, CULPEPER COUNTY, VIRGINIA, AND ACCORDING TO A SURVEY OF BRIAN THROSSELL, CERTIFIED LAND SURVEYOR, DATED OCTOBER 14, 1985, A COPY OF WHICH IS RECORDED WITH THE DEED RECORDED IN DEED BOOK 340, PAGE 60, WHICH IS INCORPORATED HEREIN BY REFERENCE, IS MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO-WIT: “BEGINNING AT A POINT IN THE NORTHERLY RIGHT OF WAY LINE OF ROUTES 29 & 15 (BYPASS), SAID POINT BEING THE MORE EASTERLY CORNER OF THE LAND OF TRICHILO; THENCE, DEPARTING ROUTES 29 & 15 AND RUNNING WITH THE EASTERLY LINE OF SAID TRICHILO, N 24° 68’ 14” W. 770.00 FEET TO A POINT; THENCE, DEPARTING TRICHILO AND RUNNING WITH NEW DIVISION LINES THROUGH THE TRACT; N, 56° 10’ 23” E. 934.32 FEET TO A POINT AND S. 53° 49’ 53” E. 809.68 FEET TO A POINT IN THE AFOREMENTIONED NORTHERLY RIGHT OF WAY LINE OF ROUTES 29 & 15; THENCE, RUNNING WITH SAID NORTHERLY RIGHT OF WAY LINE, S. 51° 54’ 01” W. 111.82 FEET TO A POINT; S. 55° 41’ 04” W. 598.08 FEET TO A POINT; S. 60° 10’ 57” W. 199.81 FEET TO A POINT; S. 53° 43’ 56” W. 199.57 FEET TO A POINT AND S. 58° 13’ 54” W. 221.72 FEET TO THE POINT OF BEGINNING, CONTAINING 20.000 ACRES.”
(b) TOGETHER WITH A NON-EXCLUSIVE USE OF A CERTAIN 60-FOOT WIDE RIGHT OF WAY FOR THE PURPOSE OF INGRESS AND EGRESS AS IS MORE FULLY SET FORTH IN A DEED RECORDED IN DEED BOOK 340, PAGE 60 AND ON A PLAT BY BRIAN THROSSELL, C.L.S., DATED OCTOBER 14, 1985, WHICH IS INCORPORATED HEREIN BY REFERENCE.